POWER OF ATTORNEY

The undersigned Directors of German American Bancorp, an Indiana corporation, hereby constitute and appoint Mark A. Schroeder as attorney-in-fact in their name, place and stead to execute any amendment to German American Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, in their capacity as Director and hereby ratify all that said attorney-in-fact may do by virtue thereof.

Date: March 15, 2005	By/s/Douglas A. Bawel Douglas A. Bawel, Director

Date: March 15, 2005	By/s/David G. Buehler David G. Buehler, Director

Date: March 9, 2005	By/s/Christina M. Ernst Christina M. Ernst, Director

Date: March 15, 2005	By/s/William R. Hoffman William R. Hoffman, Director

Date: March 15, 2005	By/s/U. Butch Klem U. Butch Klem, Director

Date: March 9, 2005	By/s/J. David Lett J. David Lett, Director

Date: March 15, 2005	By/s/Gene C. Mehne Gene C. Mehne, Director

Date: March 15, 2005	By/s/Robert L. Ruckriegel Robert L. Ruckriegel, Director

Date: March 15, 2005	By/s/Larry J. Seger Larry J. Seger, Director

Date: March 15, 2005	By/s/Joseph F. Steurer Joseph F. Steurer, Director

Date: March 15, 2005	By/s/C.L. Thompson C.L. Thompson, Director

Date: March 15, 2005	By/s/Michael J. Voyles Michael J. Voyles, Director

Exhibit 24